Exhibit 99.1

Aprea Therapeutics Appoints John Hamill as Chief Financial Officer

DOYLESTOWN, PA, January 30, 2023 (GLOBE NEWSWIRE) – Aprea Therapeutics, Inc. (Nasdaq: APRE), a biopharmaceutical company focused on developing novel synthetic lethality-based cancer therapeutics targeting DNA damage response (DDR) pathways, today announced the appointment of John Hamill as Chief Financial Officer. Mr. Hamill joins Aprea with more than 30 years of finance and accounting experience.

“Aprea Therapeutics has made substantial progress and is now reaching an exciting inflection point given the advancement of our ATR inhibitor in Phase 1 human clinical trials. I look forward to working closely with John to advance our mission of finding ways to revolutionize the treatment of cancer for patients in need of new therapies,” said Oren Gilad, Ph.D., President, and CEO. “Mr. Hamill is an excellent addition to our team and will help take the company to the next level given his extensive experience in finance, accounting and strategic execution.”

“This is an exciting time to be joining Aprea as it continues its mission to improve the lives of those suffering from cancer,” said Mr. Hamill. “I'm excited to work with this team of accomplished and dedicated executives and scientists to advance the pipeline and position the Company for continued success and future growth.”

Mr. Hamill joins Aprea with vast financial leadership experience in the pharmaceutical, biopharmaceutical, and clinical research sectors. He brings broad-based experience in financial, administrative and information technology, in addition to his success in completing IPO and follow-on offerings for several pharmaceutical companies. Mr. Hamill received his Accounting/Business and Computer Science from DeSales University and is a certified public accountant.

The Company also announced that Scott Coiante will be stepping down as Chief Financial Officer to pursue other opportunities, but will remain with the Company through March 31, 2023 to ensure a smooth leadership transition. “We thank Scott for his years of dedication to Aprea and wish him well in his future pursuits,” said Mr. Christian Schade, Aprea’s Executive Chairman of the Board of Directors.

About Aprea Therapeutics, Inc.

Aprea Therapeutics, Inc. is a biopharmaceutical company headquartered Doylestown, Pennsylvania, focused on developing and commercializing novel synthetic lethality-based cancer therapeutics targeting a critical pathway and some of the most central targets in DDR and cancer progression. The Company’s lead program is ATRN-119, a clinical-stage small molecule ATR inhibitor being developed for solid tumor indications. Our WEE1inhibitor is being advanced to IND submission. For more information, please visit the company website at www.aprea.com.

The Company may use, and intends to use, its investor relations website at https://ir.aprea.com/ as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statement

Certain information contained in this press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to our study analyses, clinical trials, regulatory submissions, and projected cash position. We may, in some cases use terms such as “future,” “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “targeting,” “confidence,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the success and timing of our clinical trials or other studies, risks associated with the coronavirus pandemic and the other risks set forth in our filings with the U.S. Securities and Exchange Commission. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Aprea Therapeutics, Inc.

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